UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-6035 (Commission File Number)	95-2588754 (I.R.S. Employer Identification No.)

3033 Science Park Road

San Diego, California 92121-1199

(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code) (858) 552-9500

Item 12. Results of Operations and Financial Condition.

On October 23, 2003, The Titan Corporation (the “Company”) announced its consolidated financial results for the third quarter ended September 30, 2003. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 23, 2003	THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp

	Name: Title:	Mark W. Sopp Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on October 23, 2003.